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                                        BYLAWS
                                          OF
                                SILICONIX INCORPORATED
                               (A DELAWARE CORPORATION)


                                      ARTICLE I
                                       OFFICES


Section 1. REGISTERED OFFICE.

       The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. OTHER OFFICES.

       The corporation shall also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE II
                                    CORPORATE SEAL


Section 3. CORPORATE SEAL.

       The corporate seal shall consist of a die bearing the name of the corporation and the inscription "Corporate Seal---Delaware."


                                     ARTICLE III
                                STOCKHOLDERS' MEETINGS


Section 4. PLACE OF MEETINGS.

       Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

Section 5. ANNUAL MEETINGS.

       The annual meeting of the stockholders of the corporation for the purpose of election of Directors and for such other business as may lawfully come before it shall be held on such date and at such time as may be designated from time to time by the Board of Directors.



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Section 6. SPECIAL MEETINGS.

       Special meetings of the stockholders of the corporation may be called, for any purpose or purposes at any time, by the President, the Board of Directors or any holder or holders of shares entitled to cast no less than 10% of the votes at such meeting.

Section 7. NOTICE OF MEETINGS.

       Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. However, notice shall not be required to be given to any stockholder to whom (i) notice of two
(2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting, sent to the stockholder during the period between the two (2) consecutive annual meetings, or (ii) at least two (2) payments of dividends or interest on securities, sent by first class mail, during a twelve (12) month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable. Any such stockholder shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. If any such stockholder shall deliver to the Secretary a written notice stating his current address, the applicable notice requirements shall be reinstated as to that stockholder.

Section 8. QUORUM.

       At all meetings of stockholders, except where otherwise provided by statute, the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at such meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. Any meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.




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Section 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS.

       Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. VOTING.

       For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 11. JOINT OWNERS OF STOCK.

       If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one (1) votes. his act binds all; (ii) if more than one (1) vote, the act of the majority so voting binds all; or (iii) if more than one (1) vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b)(3). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (iii) shall be a majority or even-split in interest.





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Section 12. LIST OF STOCKHOLDERS.

       The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 13. ACTION WITHOUT MEETING.

       Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 14. ORGANIZATION.

       At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, any Vice President, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President or the Secretary, shall act as secretary of the meeting.



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                                      ARTICLE IV
                                      DIRECTORS


Section 15. NUMBER AND TERM OF OFFICE.

       The number of Directors which shall constitute the whole of the Board of Directors shall be six (6). Except as provided in Section 17, the Directors shall be elected by the stockholders at their annual meeting in each year and shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. POWERS.

       The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. VACANCIES.

       Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 19 below) to elect the number of Directors then constituting the whole Board.

Section 18. RESIGNATION.

       Any Director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.





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Section 19. REMOVAL.

       At a special meeting of stockholders called for the purpose and in the manner hereinabove provided, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

Section 20. MEETINGS.

       (a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

       (b) REGULAR MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors.

       (c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the President or a majority of the Directors.

       (d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

       (e) NOTICE OF MEETINGS. Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail, or by other form of written communication, at least one (1) day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.



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       (f) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors, or any committee thereof, need be specified in any written waiver of notice. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 21. QUORUM; VOTING REQUIRED FOR ACTION: ADJOURNMENT.

       Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the affirmative vote of a majority of the directors present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum required to conduct that meeting. However, at any meeting, whether a quorum is present or otherwise, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 22. ACTION WITHOUT MEETING.

       Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 23. FEES AND COMPENSATION.

       Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity or as an officer thereof.


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Section 24. COMMITTEES.

       (a) EXECUTIVE COMMITTEE. The Board of Directors, may by resolution passed by a majority of the whole Board, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation, the power to cause the seal of the corporation to be affixed to all papers which may require it; to declare a dividend; to authorize the issuance of stock; and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. In addition, to the extent provided by law and authorized by resolution of the Board providing for the issuance of shares of stock, the Executive Committee may fix the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, or to fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

       (b) OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

       (c) TERM. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections
(a) or (b) of this Section 24, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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        (d) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee shall be held at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 25. ORGANIZATION.

       At every meeting of the Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, any Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President or the Secretary, shall act as secretary of the meeting.


                                      ARTICLE V
                                      OFFICERS


Section 26. OFFICERS DESIGNATED.

       The officers of the corporation shall be the Chairman of the Board of Directors, the President, one or more Vice Presidents, the Secretary and the Treasurer, all of whom shall be elected at the annual meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by the Certificate of Incorporation or these Bylaws. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.


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Section 27. TENURE AND DUTIES OF OFFICERS.

       (a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

       (b) DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall perform such duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

       (c) DUTIES OF PRESIDENT. The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. The President shall perform such other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

       (d) DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform such other duties commonly incident to their office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

       (e) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall keep the seal of the corporation in safe custody and see that the seal is affixed to all documents authorized to be executed on behalf of the corporation under its seal. The Secretary shall act as custodian of the records of the corporation. The Secretary shall keep a record of stock owned by the corporation in all subsidiary and other companies. The Secretary shall perform all other duties given him in these Bylaws and shall perform such other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President or the Vice President-Finance shall designate from time to time. The President or the Vice President-Finance may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President or the Vice President-Finance or the Secretary shall designate from time to time.


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       (f) DUTIES OF TREASURER. The Treasurer, subject to the order of the
Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President or the Vice President-Finance shall designate from time to time. The President or the Vice President-Finance may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President or the Vice President-Finance or the Treasurer shall designate from time to time.

Section 28. RESIGNATIONS.

       Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.


                                      ARTICLE VI
                        EXECUTION OF CORPORATE INSTRUMENTS AND
                    VOTING OF SECURITIES OWNED BY THE CORPORATION


Section 30. EXECUTION OF CORPORATE INSTRUMENTS.

       The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

       Unless otherwise determined by the Board of Directors or otherwise permitted or required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or any Assistant Secretary. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

       All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.


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Section 31. VOTING OF SECURITIES OWNED BY THE CORPORATION.

       All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President, or any Vice President.


                                     ARTICLE VII
                                   SHARES OF STOCK



Section 32. FORM AND EXECUTION OF CERTIFICATES.

       Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or any Vice President and (i) the Treasurer or Assistant Treasurer or (ii) the Secretary or any Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued.

Section 33. LOST CERTIFICATES.

       The corporation may issue a new certificate in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct to indemnify it against any claim that may be made against the corporation (including any expense or liability) with respect to the certificate alleged to have been lost, stolen, or destroyed.


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Section 34. TRANSFERS.

       Stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the shareholder making the transfer. Transfers of stock shall be made on the books only by the person named in the certificate or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates, which shall be canceled before a new certificate shall be issued.

Section 35. FIXING RECORD DATES.

       In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment-of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 36. REGISTERED STOCKHOLDERS.

       The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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                                     ARTICLE VIII
                         OTHER SECURITIES OF THE CORPORATION


 Section 37. EXECUTION OF OTHER SECURITIES.

       All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to-any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.


                                      ARTICLE IX
                                      DIVIDENDS


Section 38. DECLARATION OF DIVIDENDS.

       Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.


                                      ARTICLE X
                                     FISCAL YEAR


Section 39. FISCAL YEAR.

       The fiscal year of the corporation shall end on December 31 of every year.

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

                                      ARTICLE XI
                             INDEMNIFICATION OF OFFICERS,
                               DIRECTORS AND EMPLOYEES


Section 40. ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.

       Subject to Section 42 of this Article XI, the corporation shall indemnify any Director, to the full extent authorized by Section 145 of the Delaware General Corporation Law, as the same is now in effect and attached to these Bylaws, and shall indemnify all other persons, to the full extent of said
Section 145, as it may be amended from time to time, with respect to any civil, criminal, administrative or investigative action or proceeding, instituted or threatened by reason of the fact that such person (hereinafter referred to as "Agent") (i) is or was a director, officer or employee of the corporation or any predecessor corporation merged into the corporation; or (ii) is or was serving at the request of the corporation or any such predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Agent shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 41. DERIVATIVE ACTIONS.

       To the full extent authorized by law, the corporation shall indemnify any person who was or is a party to any threatened, pending or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

       Section 42. DETERMINATION OF RIGHT OF INDEMNIFICATION.

       Any indemnification under Sections 40 or 41 (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum of disinterested directors or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

Section 43. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY.

       Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses incurred in connection therewith.

Section 44. ADVANCES OF EXPENSES.

       Except as limited by Section 45 of this Article XI, expenses incurred in defending or investigating any action, suit, proceeding or investigation shall be paid by the corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. However, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by (i) a majority vote of a quorum of disinterested directors, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his duty to the corporation or its stockholders.

Section 45. RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON
            APPLICATION.

       Any indemnification under Sections 41, 42 or 43 or advance under Section 44 of this Article XI shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Sections 41, 42 or 44, a determination is reasonably and promptly made that such Agent acted in a manner set forth in such Sections as to justify the corporation's not indemnifying or making an advance to the Agent. Such a determination shall be made by (i) the Board of Directors by a majority vote of a quorum of disinterested directors; or (ii) if no quorum of disinterested directors is obtainable or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion. The right to indemnification or advances as granted by this Article XI shall be enforceable by the Agent in any court of competent jurisdiction if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

Section 46. OTHER RIGHTS AND REMEDIES.

       The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, since it is the policy of the corporation that indemnification of Agents shall be made to the fullest extent permitted by law. The indemnification provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. In the event of any changes, after the date of these Bylaws, in any applicable law, statute or rule which expand the right of a Delaware corporation to indemnify an Agent, other than a Director, such changes shall be, ipso facto, within the provisions of this Article. In the event of any changes in any applicable law, statute or rule which narrow the right of a Delaware corporation to indemnify an Agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Article, shall have no effect on this Article or the rights and obligations of the corporation or its Agents hereunder.

Section 47. INSURANCE.

       Upon resolution passed by the Board, the corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 48. INDEMNITY FUND.

       Upon resolution passed by the Board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

Section 49. PREDECESSOR CORPORATION.

       For the purposes of this Article, references to "the corporation" include all predecessor corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a predecessor corporation or is or was serving at the request of such predecessor corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would had he served the resulting or surviving corporation in the same capacity.

Section 50. OTHER ENTERPRISES FINES, AND SERVING AT CORPORATION'S REQUEST.

       For purposes of this Article, references to "other enterprise" in
Section 40 and 49 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Section 51. INDEMNIFICATION OF OTHER PERSONS.

       The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 40), but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

Section 52. SAVINGS CLAUSE.

       If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorneys' fees), judgments, fines and amounts paid in each settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.


                                     ARTICLE XII
                                       NOTICES


Section 53. NOTICES.

       (a) NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

       (b) NOTICE TO DIRECTORS. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing to the last known post office address of such Director.

       (c) ADDRESS UNKNOWN. If no address of a stockholder or Director be known, notice may be sent to such place as the Board of Directors shall determine.

       (d) AFFIDAVIT OF MAILING. An affidavit of mailing, executed by the Secretary or Assistant Secretary of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

       (e) TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.

       (f) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.


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

                                     ARTICLE XIII
                                      AMENDMENTS


Section 54. AMENDMENTS.

       These Bylaws may be repealed, altered or amended or new Bylaws adopted by the stockholders. The Board of Directors shall also have the authority, if such authority is conferred upon the Board of Directors by the Certificate of Incorporation, to repeal, alter or amend these Bylaws or adopt new Bylaws, subject to the power of the stockholders to change or repeal such Bylaws.

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